Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Pinnacle West Capital Corporation on Form S-8 of our report dated February 8, 2002 (March 22, 2002, as to Note 18) appearing in the Annual Report on Form 10-K of Pinnacle West Capital Corporation for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Phoenix, Arizona
June 26, 2002